UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

CIVITAS BANKGROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2005

     TO THE SHAREHOLDERS OF CIVITAS BANKGROUP, INC.:

     In connection with the Annual Meeting of Shareholders of Civitas BankGroup to be held May 19, 2005, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement and a proxy card.

     You are being asked to consider and act upon the following proposals:

•	to elect twelve (12) directors to hold office until the next annual meeting of the Company’s shareholders and until their successors are duly elected and have been qualified; and

•	to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.

     Information about these matters is contained in the attached proxy statement.

     You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so your shares can be voted in the event you are unable to attend the meeting. We will also offer telephone and Internet voting this year, as more particularly described in the attached proxy statement. If you are present at the meeting and desire to vote your shares personally, you may revoke your proxy and vote in person. We urge you to return your proxy card in the enclosed envelope or vote by telephone or over the Internet as soon as possible.

Sincerely,

/s/ Richard Herrington
Richard Herrington
President and Chief Executive Officer

810 Crescent Centre Drive, Suite 320 • Franklin, TN 37067
office 615,263,9500 • toll-free 866,495,8461 • fax 615,383,8830
www.civitasbankgroup.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
STOCK OWNERSHIP
PROPOSAL 1 – ELECTION OF DIRECTORS
MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL 2 – OTHER MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT INFORMATION
EXECUTIVE COMPENSATION
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT FOR 2004
PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE GRAPH
SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
GENERAL

CIVITAS BANKGROUP, INC.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Civitas BankGroup, Inc.:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Civitas BankGroup, Inc. (the “Company”) will be held on Thursday, May 19, 2005 at 4:30 p.m. (local time) at the Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, for the following purposes:

     (1) To elect twelve (12) directors to hold office until the next annual meeting of the Company’s shareholders and until their successors are duly elected and have been qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on April 1, 2005 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,
/s/ Danny Herron
Danny Herron, Secretary

April 22, 2005

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND RETURN THE ENCLOSED PROXY CARD. ALTERNATIVELY, YOU CAN VOTE OVER THE TELEPHONE OR ON THE INTERNET, AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

CIVITAS BANKGROUP, INC.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee 37067

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Civitas BankGroup, Inc. (the “Company”) of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, May 19, 2005, at 4:30 p.m. (local time), at the Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067. This proxy material was first mailed to shareholders on or about April 22, 2005.

     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     If you are a registered shareholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

     Only holders of record of the Company’s common stock, par value $0.50 per share (the “Common Stock”), at the close of business on April 1, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 15,655,441 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions are not considered in the election. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or electronic transmission. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 1, 2005 (unless otherwise noted), for:

•	each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s Named Executive Officers (as defined below); and

•	all of the Company’s directors and executive officers as a group.

     The number of shares held and the percentages of shares outstanding provided in the tables are based on 15,655,441 voting shares outstanding as of April 1, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares issuable upon exercise of options that are exercisable within sixty days following April 1, 2005 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

			Number of Shares
			Beneficially Owned as
			a Result of Options
	Number of		Currently Exercisable
	Shares		or Exercisable Within	Percentage of
	Beneficially		60 Days of	Shares
Name of Beneficial Owner (1)	Owned (2)		April 1, 2005	Outstanding
5% Beneficial Owners
Financial Stocks Capital	891,111			5.69%
Partners II, LP

Directors and Nominees
Ronald Gibson	7,450		5,500	0.08%
Frank Inman	74,604		10,450	0.54%
Joel Porter	932,991	(3)	14,750	6.05%
Paul Pratt, Sr.	118,185	(4)	11,900	0.83%
Tom Price	23,730	(5)	16,850	0.26%
Alex Richmond	146,447	(6)	12,375	1.01%
James Rout	72,991		11,600	0.54%
John Shepherd	284,121		17,625	1.93%
William Wallace	10,133		5,500	0.10%
John S. Wilder, Sr.	828,256		13,850	5.37%
Tom Paschal	210,981	(7)	14,161	1.44%

Named Executive Officers
Richard Herrington (8)	295,334		40,335	2.14%
Danny Herron (8)	80,493		9,946	0.58%
R. Todd Vanderpool (9)	7,524		29,762	0.24%
Lisa Musgrove	10,250		33,882	0.28%

All executive officers and directors as a group (16 persons)	3,106,688		259,455	21.15%

(1)	The address for each of the directors, nominees and executive officers set forth in the table above is 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067 and the address for Financial Stocks Capital Partners II, LP is 507 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 20,100 shares held by Mr. Porter’s wife for which Mr. Porter disclaims beneficial ownership.

(4)	Includes 8,640 shares held by Mr. Pratt’s spouse and 26,532 in Pratt Partnership for which Mr. Pratt disclaims beneficial ownership.

(5)	Includes 5,054 shares held by Mr. Price’s spouse for which Mr. Price disclaims beneficial ownership.

(6)	Includes shares held by 69,352 Mr. Richmond’s spouse and 11,054 shares held by Mr. Richmond as custodian for his son.

(7)	Includes 91,672 shares held by Mr. Paschal’s spouse for which Mr. Paschal disclaims beneficial ownership.

(8)	The Named Executive Officer is also a director of the Company.

(9)	Mr. Vanderpool’s employment with the Company terminated effective upon consummation of the sale of BankTennessee.

PROPOSAL 1 – ELECTION OF DIRECTORS

     The Company’s Bylaws currently provide that the Board of Directors shall consist of not less than three (3) nor more than seventeen (17) directors. The Board of Directors has the authority under the Bylaws to establish the number of directors that shall constitute the Board within the range. On December 31, 2004, the Company’s Board of Directors consisted of fourteen (14) directors. On March 31, 2005, R. Todd Vanderpool resigned from the Company’s Board of Directors. In addition, James Rout has decided not to stand for re-election at the Annual Meeting. In connection therewith, the Company’s Board of Directors reduced the size of the Board of Directors to twelve (12) members.

     The Company’s shareholders will vote to elect each of the Company’s directors currently serving on the Board of Directors, other than James Rout, to serve until the Company’s next annual meeting of shareholders and until their successors are duly elected and shall have qualified.

     The Company’s Personnel Committee has approved the nomination of, and the Board of Directors has designated as the nominees for director, each of the current directors of the Company, other than James Rout, who has decided not to stand for re-election.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of each of the current directors of the Company. Each nominee has consented to be a candidate and to serve, if elected. All of the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.

Information Concerning Nominees

     Ronald Gibson, age 45, has served as President of The Murray Bank since June 1999 when the bank opened for business and he has served as a member of its board since that date. Mr. Gibson has served on the Company’s Board of Directors since September 1999. From 1992 to 1997, Mr. Gibson served as the Senior Lending Vice President for Peoples First National Bank and Trust. Mr. Gibson currently serves on the Murray-Calloway County Economic Development Board of Directors.

     Richard Herrington, age 57, was elected President and Chief Executive Officer of the Company in December 2002. Mr. Herrington was the co-founder, president and chief executive officer of Franklin Financial Corporation from 1989 to December 2002. He is a graduate of Newberry College (South Carolina) and earned master degrees from Florida State University and Stonier Graduate School of Banking. Mr. Herrington has been a director of the Company since December 2002 and is a member of the Company’s Executive Committee.

     Danny Herron, age 47, served as President, Chief Executive Officer, and a director of the Company’s Cumberland Bank South subsidiary from 1993 until its merger in September 2004 with the Company’s Cumberland Bank subsidiary. Mr. Herron currently serves as the President and Chief Executive Officer of Cumberland Bank. Mr. Herron has served as one of the Company’s directors since 1997. Mr. Herron has served as the Executive Vice President-Director of Public Relations and Marketing for the Company since January 2003. Mr. Herron currently serves on the Company’s Executive Committee and is the Company’s Secretary, a position he has held since February 2004.

     Frank Inman, Jr., age 68, has served on the Company’s Board of Directors since 1986. Mr. Inman is Chairman of the Board of Directors of Inman Construction Corp., a general contractor, a position he has held since 1970. Mr. Inman has also served as a director of Cumberland Bank since 1986. Mr. Inman currently serves on the Company’s Executive Committee and Personnel Committee.

     Tom Paschal, age 59, served as the Company’s Executive Vice President-Director of Franchise Development from January 2003 until January 2004. From January 2002 to January 2003, he served as the Company’s Chief Operating Officer. He has been the Chairman of Cumberland Bank since 2001. Mr. Paschal served as the Chief Executive Officer of Cumberland Bank from 1986 to January 2002. He served as the Company’s Secretary from 1991 to February 2004.

Mr. Paschal has served as a director of Cumberland Bank since 1977, a director of Insurors Bank of Tennessee since 2000 and as one of the Company’s directors since 1986. Mr. Paschal currently serves on the Company’s Executive Committee.

     Joel Porter, age 64, served as the Company’s President from its formation to December 2002, although he did not devote his full time to that position and was not compensated for his services as President. Mr. Porter is a named partner of the law firm of Burch, Porter & Johnson, PLLC, located in Memphis, where he has practiced since 1964. Mr. Porter is also the president of two finance and investment firms, Porter Development and Porter Investment. Mr. Porter has served as a member of the Company’s Board of Directors since 1986 and currently serves on the Company’s Executive Committee. Mr. Porter has also served as a director of Cumberland Bank Board since 1986 and a director of Cumberland Bank South from 1993 until the merger with Cumberland Bank. He has also served as a director of The Murray Bank since June 1999.

     Paul Pratt, Sr., age 61, has been a member of the Company’s Board of Directors since March 2002. Mr. Pratt worked in sales and service with John Hancock, as an assistant sales manager for nine years prior to his formation of Full Service Insurance, Inc. in 1975. Full Service Insurance is a property, casualty and financial services company and Mr. Pratt serves as its President. He is a past board member of the Chamber of Commerce of Williamson County and is currently a board member of the Williamson County Crime Stoppers. Mr. Pratt served as a director of the former Cumberland Bank South subsidiary from January 1999 until its merger with Cumberland Bank and now serves as a director of Cumberland Bank. Mr. Pratt currently serves on the Company’s Personnel Committee.

     Tom Price, age 52, has been a member of the Company’s Board of Directors since May 2003. Mr. Price is the chief manager and majority owner of Price CPAs, PLLC, an accounting firm in Nashville, Tennessee, a position he has held since 1988. Mr. Price is a certified public accountant and certified valuation analyst. Mr. Price has served on the Cumberland Bank (formerly Cumberland Bank South) Board of Directors since 1995. Mr. Price serves as the Audit Committee Chairman and is also a member of the Executive Committee.

     Alex Richmond, age 55, has served as a director on the Company’s Board of Directors since 1990. Mr. Richmond was a grocer for over thirty years having been a partner in several stores during his career. Mr. Richmond serves as president of Consolidated Investors, a small business investment firm, a position he has held since 1992. Mr. Richmond is also a partner in Richmond & Franklin, a real estate investment company. He has served as a director of Cumberland Bank since 1990. Mr. Richmond currently serves on the Company’s Audit Committee and Personnel Committee.

     John S. Shepherd, age 67, has been a member of the Company’s Board of Directors since July 1997. Since 1993, Mr. Shepherd has been self-employed, engaged principally in investing and as a merchant in Collierville, Tennessee. Mr. Shepherd has been a member of the Memphis/Shelby County Board of Adjustment since 1972 and its chairman since 1996. Mr. Shepherd has served as a director of The Murray Bank since June 1999. Mr. Shepherd currently serves as Chairman of the Company’s Personnel Committee and a member of the Audit Committee.

     William Wallace, age 58, has been a member of the Company’s Board of Directors since May 2002. Mr. Wallace also serves as the Chairman of the Board for Insurors Bank of Tennessee. Mr. Wallace is president and a founding partner of Associated Insurors, an independent insurance agency in Knoxville, Tennessee, a position he has held since 1985.

     John S. Wilder, Sr., age 83, has served as a member of the Company’s Board of Directors since 1986 and is currently its Chairman of the Board. He also currently serves on the Company’s Executive Committee. Mr. Wilder has served as the Lieutenant Governor of the State of Tennessee since 1971, and is the longest sitting Lieutenant Governor of any state in United States’ history. Mr. Wilder also serves as a director of Cumberland Bank and The Murray Bank. Mr. Wilder is also a partner of Longtown Farms, a farming business in Mason, Tennessee, and a Vice President and part owner of Longtown Supply, Inc., a service station and farming supply business in Mason, Tennessee.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company’s Board of Directors and the boards of directors of the Company’s banks operate through several standing committees. Below is a description of each of the Company’s relevant committees indicating members of each committee and the number of meetings held by the committee in 2004.

     Executive Committee. The Company’s Executive Committee is charged with the review of corporate matters presented, or to be presented, to the Company’s Board of Directors, making recommendations to the Board of Directors on policy matters and making executive decisions on matters that do not require a meeting of the full Board of Directors. Review of expansion possibilities and corporate opportunities as well as oversight of general corporate governance matters are the chief functions of the Company’s Executive Committee. The Executive Committee held six meetings during 2004. Richard Herrington, Frank Inman, Danny Herron, Tom Paschal, Joel Porter, Tom Price and John S. Wilder currently serve as members of the Executive Committee.

     Audit Committee of Company. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which reviews annual and interim reports of the Company’s independent auditors, reviews the Company’s annual and quarterly reports with the Company’s independent auditors and reviews the Company’s accounting practices and procedures, as well as the scope of the Company’s audit. Additionally, the Audit Committee is responsible for the appointment of the Company’s independent auditors. The Audit Committee operates pursuant to the terms of a Restated Charter which was adopted by the Board of Directors on February 18, 2004 (the “Restated Audit Committee Charter”), a copy of which is available on the “Investor Relations” section of the Company’s website at www.civitasbankgroup.com. Tom Price, John Shepherd and Alex Richmond currently serve as Audit Committee members, and each of the members is “independent” as defined by the current listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). The rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s Board of Directors has determined that Tom Price is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is independent as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee held fifteen meetings during the year ended December 31, 2004.

     Personnel Committee. The Board of Directors has established a Personnel Committee for the purpose of identifying and approving the nomination of qualified candidates for election to the Board of Directors, reviewing the composition of the Board of Directors and periodically evaluating the performance of the Board of Directors. The Personnel Committee also serves the functions of evaluating the performance of the Company’s officers, reviewing and approving executive officers’ compensation, formulating bonuses for the Company’s management and administering the Company’s 1998 Stock Option Plan. Messrs. Shepherd, Pratt, Inman, and Richmond, comprise the Personnel Committee which met four times during the fiscal year ended December 31, 2004. Each of the members of the Personnel Committee is independent with the meaning of the NASD’s listing standards. The Personnel Committee has a written charter which has been adopted by the Board of Directors, a copy of which is available on the “Investor Relations” section of the Company’s website at www.civitasbankgroup.com.

     The Company’s Personnel Committee is also responsible for (i) identifying qualified individuals to serve as members of the Company’s Board of Directors taking into account, among other things, the criteria and minimum individual qualifications set forth in the procedures and policies adopted by the Board of Directors for evaluating director candidates as discussed below; (ii) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience and financial expertise and local and community ties; (iii) reviewing and considering candidates who may be suggested by any director, executive officer of the Company or by any shareholder who complies with the requirements of the Company’s Amended and Restated Bylaws, as described below; and (iv) recommending for selection by the Board of Directors director nominees for the next annual meeting of shareholders. The Board of Directors then reviews and approves director nominees for the annual meeting of shareholders.

     Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder and is considered in light of the minimum qualifications established by the Board of Directors. The procedures provide that the Personnel Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	fulfill the needs of the Board of Directors at that time in terms of age, diversity, experience and expertise;

•	possess the background and demonstrated ability to contribute to the performance by the Board of Directors of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership; and

•	possess a strength of character, maturity, judgment, familiarity with the Company’s business and industry, independence of thought, ability to work collegially and time availability necessary to serve on the Board of Directors.

     In addition to these minimum qualifications, the Personnel Committee may also consider whether the candidate:

•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board of Directors;

•	has the ability to exercise sound business judgment; and

•	is “independent” as such term is defined by the NASD’s listing standards and the applicable provisions of Exchange Act.

     Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Personnel Committee and approved by the Board of Directors.

     The Company has not received director nominee recommendations from any shareholders for the term commencing in 2005 and expiring in 2006.

     The Personnel Committee will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws. In order to comply with the Amended and Restated Bylaws, shareholder recommendations for nominees must include the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of the proposed nominee; the class and number of shares of Company stock owned by the proposed nominee; and such other information as is required by Regulation 14A of the SEC’s rules and regulations. In addition, the shareholder making the proposed nomination shall include in such recommendation his or her name and address as they appear on the Company’s records and the class and number of Company stock owned by the shareholder. The recommendation shall also include the proposed nominee’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a director if elected and a description of any arrangement or understanding between the shareholder and nominee and any other person or persons pursuant to which the nomination is being made by the shareholder. The recommendations must be addressed to the Company’s Corporate Secretary and delivered or mailed and received at the Company’s principal executive offices not later than 120 days before the date of the proxy statement relating to the prior year’s annual meeting.

     During the fiscal year ended December 31, 2004, the board of directors of the Company held fifteen meetings. All incumbent directors attended more than ninety eight percent (98%) of the aggregate number of meetings of the Company’s board of directors and the committees on which such member served.

Shareholder Communications with Members of the Board

     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Civitas BankGroup, Inc., 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067.

Director Attendance at Annual Meeting

     The Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is typically held immediately prior to the annual meeting of shareholders each year. Thirteen directors attended the 2004 annual meeting of shareholders.

Directors’ Compensation

     All of the Company’s directors received a director fee of $700 for each board meeting attended through the third quarter of 2004. In addition, each Executive Committee member received $700 for each committee meeting attended and each Audit Committee member received $500 for each monthly committee meeting attended through third quarter of 2004, except for Mr. Price who received $750 per month for the same period. Members of the Board of Directors’ other committees do not receive any compensation for service on a particular committee. In addition, each director of the Company that is also a director of one of the Company’s subsidiary banks is compensated for his service on such board and any committees thereof, if the director is not also an employee of that bank. Directors are reimbursed for their expenses incurred in connection with their activities as the Company’s directors.

     During the fourth quarter of 2004, the Company’s Board of Directors elected to receive director and committee fees at the Company and subsidiary bank level for BankTennessee and Cumberland Bank in stock options at the rate of one option per $2 in fees. This stock compensation was approved by the Company’s Board of Directors and each subsidiary board. Options to purchase 45,950 shares of the Company’s common stock were issued during the fourth quarter to the Company’s and banks’ directors for director and committee fees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except for a late Form 4 filing for each of Messrs. Shepherd and Herron with respect to a sales of securities and a late Form 4 filing for each of Messrs. Herron, Price, and Shepherd with respect to an option exercise due to administrative errors. There were also late Form 4 filings for each of the Company’s directors with respect to options awarded in lieu of director fees and for each of Messrs. Herron, Herrington, Vanderpool, and Musgrove during 2004.

     The Board of Directors recommends a vote FOR each of the nominees listed.

PROPOSAL 2 – OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT INFORMATION

     Crowe, Chizek and Company, LLC served as the Company’s independent public accountants for the fiscal year ended December 31, 2004. The Audit Committee has not yet selected an independent auditor for the 2005 fiscal year. It is anticipated that representatives of Crowe, Chizek and Company, LLC will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they so desire.

     For each of the years ended December 31, 2004 and December 31, 2003, the Company was billed the aggregate fees set forth below by Crowe, Chizek and Company, LLC, the Company’s independent registered public accountant:

	2004	2003
Audit Fees[1]	$344,035	$97,000
Audit-Related Fees[2]	178,279	45,000
Tax Fees[3]	65,975	19,000

Total Fees	$588,289	$161,000

1.	Audit Fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. For 2004, Audit Fees also include fees related to the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002.

2.	Audit-Related Fees include fees related to the audit of the Company’s employee benefit plans, consultations related to financial accounting and reporting standards and internal control reviews.

3.	Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.

     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Crowe, Chizek and Company, LLC, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Crowe, Chizek and Company, LLC during fiscal 2004 prior to Crowe, Chizek and Company, LLC performing such services.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth summary information concerning the compensation the Company paid for services rendered to it during 2002, 2003 and 2004 by its President and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at the end of 2004 and whose salaries and bonus were in excess of $100,000 in 2004 (the “Named Executive Officers”).

				Long-Term
				Compensation
				Awards
	Annual Compensation			Number of Securities	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Underlying Options	Compensation(2)
Richard Herrington,	2004	$208,000	$203	43,589	$22,323
President and Chief Executive	2003	200,000	50,203	—	11,400
Officer of the Company	2002	8,333	0	62,500	700

Danny Herron,	2004	$164,500	$203	52,033	$21,018
Executive Vice President of the	2003	158,000	17,703	—	16,067
Company and President and Chief	2002	142,500	6,703	2,500	14,951
Executive Officer of Cumberland
Bank

R. Todd Vanderpool,	2004	$156,000	$203	49,099	$20,763
Executive Vice President of the	2003	150,000	16,703	—	13,395
Company and President of	2002	135,000	203	2,500	10,478
BankTennessee (3)

Lisa Musgrove,	2004	$115,000	$203	29,528	$2,588
Executive Vice President, Chief	2003	45,337	217	30,000	—
Operating Officer and Chief
Financial Officer of the Company (4)

(1)	Prerequisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer.

(2)	Represents Company matching contributions to the Company’s 401(k) plan, the amount of premiums paid for term life insurance, and director fees as set forth in the following table:

	401(K) Plan	Director Fees
Richard Herrington	$6,240	$16,083
Danny Herron	4,935	16,083
R. Todd Vanderpool	4,680	16,083
Lisa Musgrove	2,588	—

(3)	Mr. Vanderpool’s employment with the Company terminated effective upon the consummation of the sale by the Company of BankTennessee.

(4)	Ms. Musgrove was hired on August 11, 2003.

Option Grants During 2004

     The following options were granted to the Company’s named Executive Officers in 2004.

			Percent of
	Number of		Total					Potential Realizable Value at Assumed
	Securities		Options					Annual Rates of Stock Price Appreciation
	Underlying		Granted to	Exercise		Mkt Price		For Option Term
	Options		Employees	Price	Grant	on Grant	Expiration
	Grant (#)		in 2004 (%)	($/share)	Date	Date ($)	Date	0%($)	5% ($)	10%($)
Richard Herrington	12,539	(1)	1.85%	5.95	01/02/04	6.35	01/02/09	5,016	27,014	53,626
	15,000	(1)	2.22%	7.10	03/18/04	7.10	03/18/09	—	29,424	65,019
	15,000	(1)	2.22%	7.25	06/21/04	7.25	06/21/10	—	36,985	83,907
	1,050	(2)	0.16%	8.65	09/23/04	8.65	09/23/07	—	1,432	3,006

Danny Herron	10,983	(1)	1.62%	5.95	01/02/04	6.35	01/02/09	4,393	23,662	46,971
	15,000	(1)	2.22%	7.10	03/18/04	7.10	03/18/09	—	29,424	65,019
	25,000	(1)	3.69%	7.25	06/21/04	7.25	06/21/10	—	61,642	139,845
	1,050	(2)	0.16%	8.65	09/23/04	8.65	09/23/07	—	1,432	3,006

R. Todd Vanderpool	13,049	(1)	1.93%	5.95	01/02/04	6.35	01/02/09	5,220	28,113	55,807
	15,000	(1)	2.22%	7.10	03/18/04	7.10	03/18/09	—	29,424	65,019
	20,000	(1)	2.96%	7.25	06/21/04	7.25	06/21/10	—	49,314	111,876
	1,050	(2)	0.16%	8.65	09/23/04	8.65	09/23/07	—	1,432	3,006

Lisa Musgrove	15,528	(1)	2.29%	5.95	01/02/04	6.35	01/02/09	6,211	33,453	66,409
	4,000	(1)	0.59%	7.10	03/18/04	7.10	03/18/09	—	7,846	17,338
	10,000	(1)	1.48%	7.25	06/21/04	7.25	06/21/10	—	24,657	55,938

(1)	Options vest 25% per year beginning with the first anniversary of the date of grant. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable.

(2)	Options are 100% vested from grant date.

Aggregate Option Exercises During 2004 and Fiscal Year End Option Values

     The following table provides information related to options exercised by the Named Executive Officers during the 2004 fiscal year and the number and value of options held at fiscal year end. The Company has not issued stock appreciation rights or warrants to its executive officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options (#)(1)		at Fiscal Year End ($)(2)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Herrington(3)	0	0	31,250	74,839	140,625	212,192
Danny Herron	27,500	116,188	1,250	53,283	5,625	85,724
R. Todd Vanderpool (3), (4)	0	0	21,250	60,349	93,825	128,542
Lisa Musgrove (3)	0	0	30,000	29,528	86,250	57,696

(1)	Share amounts and option exercise prices have been adjusted to reflect the 2 for 1 stock split paid on April 22, 2001.

(2)	The closing price for the common stock as of December 31, 2004 was $8.50. Value is calculated on the basis of the difference between the option exercise price and $8.50 multiplied by the number of shares of Common Stock underlying the option.

(3)	The Named Executive Officer did not exercise any stock options during 2004.

(4)	Upon Mr. Vanderpool’s termination from the Company as a result of the sale of BankTennessee, he has 90 days from his termination date to exercise his vested options.

Employment Contracts, Termination of Employment and Change in Control Arrangements

     The Company and Cumberland Bank have entered into an agreement with Tom Paschal, dated January 12, 2004, pursuant to which Mr. Paschal has agreed to serve in those capacities prescribed by the Company’s Chief Executive Officer, including but not limited to, business development, community relations, and expansion until Mr. Paschal attains the age of 67 at such level of activity as is sufficient to maintain eligibility for Mr. Paschal and his spouse under Cumberland Bank’s health insurance plans. In consideration for these services, the Company has agreed to pay Mr. Paschal $50,000 per year during the period of his continued service as chairman of the board of Cumberland Bank. Mr. Paschal’s previously awarded stock options shall continue to vest in accordance with their terms, and the Company shall continue to provide existing term life insurance benefits. In addition, Mr. Paschal has agreed not to compete with Cumberland Bank or any of its affiliates for the period of the agreement and for the two-year period following its termination. During that two-year period, Mr. Paschal would receive $50,000 annually.

Executive Officers of the Company

     Set out below is certain information regarding the Company’s other executive officers.

     Lisa Musgrove (41) is the Company’s Executive Vice President, Chief Operating Officer, a position that she has held since August 2003. Ms. Musgrove also became the Company’s Chief Financial Officer in April 2005. Ms. Musgrove served as the Senior Vice President, Chief Financial Officer for Franklin National Bank for nine (9) years prior to joining the Company. Prior to that, from 1989 to 1994, Ms. Musgrove served as the Vice President, Controller, and Treasurer at Tennessee National Bank.

     Ashley Hill (43) has served as the Company’s Director of Corporate Risk Management since February 2003. Mr. Hill served as Chief Operating Officer for the Company’s Cumberland Bank South subsidiary from January 2001 to January 2003 and as Operations Administrator/Senior Vice President from September 1998 until 2001.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions with respect to compensation of the Named Executive Officers, for fiscal 2004 were made by the Personnel Committee of the Company. Compensation of the Named Executive Officers consists of a base salary, an annual bonus, matching contributions under the Company’s 401(k) plan, and payments for term life insurance (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the subsidiary banks or the Company). Compensation decisions with respect to the other executive officers of the Company and the subsidiary banks is made by the Company’s management with the input of the boards of directors of the Company and the respective subsidiary bank.

     The overarching policy of the Company in determining compensation for the Named Executive Officers is to attract and retain the highest quality talent to lead the subsidiary banks and the Company and to reward key executives based upon their individual performance and the performance of the subsidiary banks and the Company. The Personnel Committee and the Company’s Board of Directors believe that providing incentives to, and rewarding the performance of, the Company’s executive officers enhances the profitability of the subsidiary banks and the Company.

     In recommending the 2004 base salary of the Named Executive Officers, the Personnel Committee reviewed the 2003 financial performance of the Company compared to expected performance. The salary for each Named Executive Officer, that was also a president of a subsidiary bank, was tied to the specific performance of his bank during 2003.

     In addition to base salary, the Company’s, and each of its banks’, executive officers, including the Named Executive Officers are eligible for annual bonuses, payable, at the executive’s election, 100% in options to purchase Common Stock. These options are awarded to the Named Executive Officers and other executive officers of the Company based on each individual’s position with the Company at the end of the fiscal year as well as the Company’s, or each individual bank’s, as the case may be, performance during the year as compared to expected performance targets for various performance categories established by the Personnel Committee and the boards of directors of the Company and each bank with the assistance of management.

     Mr. Herrington’s employment with the Company began on December 16, 2002. In establishing his salary for 2004, the Personnel Committee considered Mr. Herrington’s base salary and bonus structure at his previous employer as well as the salaries of persons employed in comparable positions with financial institutions of comparable size to the Company operating within the Company’s market areas. Mr. Herrington is also eligible for an annual bonus, which bonus is calculated in the same manner as that for the other Named Executive Officers.

John Shepherd, Chairman	Paul Pratt
Frank Inman, Jr.	Alex Richmond

     The foregoing report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2004

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor’s independence. The audit committee determined this issue in the affirmative.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Tom Price, Chairman
Alex Richmond
John Shepherd

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2004, the Personnel Committee of the Board of Directors was composed of Messrs. Shepherd, Inman, Pratt and Richmond. None of these persons has at any time been an officer of or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some directors and principal officers of the Company and its banks at present, as in the past, are customers of the banks and have had and expect to have loan transactions with the banks in the ordinary course of business. In addition, some of the directors and officers of the Company and its banks are at present, as in the past, affiliated with businesses which are customers of the banks and which have had and expect to have loan transactions with the banks in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the board of directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features. At December 31, 2004, the outstanding principal amount of indebtedness of these loans, including amounts available under lines of credit to the Company’s affiliates, aggregated approximately $1,229,000.

     We have employed Mr. Joel Porter’s law firm, Burch, Porter & Johnson, PLLC, from time to time. Fees and expenses arose out of general corporate and other ordinary course of business services provided by Burch Porter, and account for significantly less than 1% of the law firm’s 2004 gross revenue.

     The Company has also employed Mr. Paul Pratt’s insurance firm, Full Service Insurance, to provide its director and officer insurance coverage, employee medical benefits, worker’s compensation insurance, insurance on the Company’s buildings and OREO properties, and car insurance. The premium amounts paid to Full Service Insurance were significantly less than 1% of the insurance company’s 2004 gross revenue.

     We believe that the above transactions were made on terms as favorable to us as we would have received from unaffiliated third parties.

     On March 15, 2005, the Company consummated the transfer of all of the common stock of its wholly-owned bank subsidiary BankTennessee, a Tennessee corporation, to a group of investors made up of, among others, certain directors of the Company and BankTennessee. In exchange for all of the outstanding shares of BankTennessee common stock, the investors transferred 2,000,000 shares of Company common stock valued at $8.50 per share to the Company, which shares were then cancelled. The directors of the Company included in the purchasing group were Joel Porter, John Wilder, Sr., Frank Inman, Jr., Alex Richmond, James Rout, and John Shepherd.

     Kevin Herrington, the son of Richard Herrington, the Company’s President and Chief Executive Officer, is employed by the Company as its Chief Technology Officer. In 2004, his salary and bonus totaled $81,155. The company also contributed $2,428 in 401(k) matching funds.

     Betty Carol Purcell, the sister of Danny Herron, the Company’s Executive Vice President and the President and Chief Executive Officer of Cumberland Bank, serves as Human Resources Director of the Company. In 2004, her salary and bonus totaled $71,008. The Company also contributed 2,153 in 401(k) matching funds.

     In 2004, Richard Herrington, the Company’s President and Chief Executive Officer, entered into a written guarantee with the Company for the payment of losses suffered by the Company as a result of apparently fraudulent transactions entered into by Jason Herrington, Mr. Herrington’s son. In September 2004, Jason Herrington paid $431,000 to the Company for repayment of losses suffered by the Company as a result of these transactions. Mr. Herrington has signed an agreement to reimburse the company for other costs associated with the fraudulent transactions of his son.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the unaudited total return on the Company’s Common Stock against the cumulative total return of the NASDAQ Index and the SNL Securities bank index (market capitalization $500 million to $1 billion) between October 14, 1999 (inception) and December 31, 2004. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at October 14, 1999 and that all dividends were reinvested.

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

CIVITAS BankGroup	100.00	85.58	55.84	89.02	109.12	145.03
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500M-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07

Source : SNL Financial LC, Charlottesville, VA
© 2005

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS

     Shareholders intending to submit proposals for presentation at the 2006 annual meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Danny Herron, Corporate Secretary, Civitas BankGroup, Inc., 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067. Proposals must be in writing and must be received by the Company prior to December 23, 2005 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2006 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

     If a shareholder wants to bring business before the 2006 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, the Company’s bylaws require that the shareholder comply with Regulation 14A of the Securities Exchange Act and have given written notice to the Company not later than December 23, 2005. If the date of the 2006 annual meeting has been changed by more than thirty (30) days from May 20, 2006, then in order to be timely a shareholder’s notice must be received by the Company not less than one hundred and twenty (120) days from the date of the 2006 annual meeting or the tenth day following the date on which public announcement of the 2006 annual meeting is first made. Notice should be sent to Mr. Herron at the address above.

GENERAL

     The Company’s 2004 Annual Report is mailed herewith. A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2004 has been included with the 2004 Annual Report. An additional copy is available for shareholders, without charge, by writing to Danny Herron, Corporate Secretary, Civitas BankGroup, Inc., 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067, telephone number (615) 263-9500.

By order of the Board of Directors,
/s/ Danny Herron
Danny Herron
Secretary

Franklin, Tennessee
April 22, 2005

Form of Proxy

CIVITAS BANKGROUP, INC.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, TN 37067

Revocable Proxy for the
Annual Meeting of Shareholders
May 19, 2005

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES
OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

     The undersigned hereby constitutes and appoints Tom Paschal and Danny Herron, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Civitas BankGroup, Inc. (the “Company”) to be held at the Marriott Cool Springs, 700 Cool Springs Boulevard, Franklin, Tennessee 37067 on Thursday, May 19, 2005 at 4:30 p.m., local time, and any adjournment(s) thereof, and to vote all the shares of stock of the Company that the undersigned may be entitled to vote, upon the following.

THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 19, 2005.

1. THE ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all
(Except as marked to the contrary below)	nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.

01 - Ronald Gibson 02 - Richard Herrington 03 - Danny Herron	04 - Frank Inman, Jr. 05 - Tom Paschal 06 - Joel Porter	07 - Tom Price 08 - Paul Pratt, Sr. 09 - Alex Richmond	10 - John Shepherd 11 - William Wallace 12 - John Wilder, Sr.

     In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSAL 1 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

Date:

Signature:

Signature:

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held jointly, each shareholder named should sign.

IMPORTANT: The prompt return of proxies will save the Corporation the expense of further requests for proxies to ensure a quorum at the Meeting. A self-addressed, postage-prepaid enveloped is enclosed for your convenience.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card above. Detach the card and return it in the envelope provided.

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that all votes cast by telephone must be submitted prior to Wednesday, May 18, 2005 at 11:59 P.M. Central Time.

Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at http://www.eproxyvote.com/ist-cmlcm/ and follow the instructions on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the proxy card.

Please note that all votes cast by Internet must be submitted prior to Wednesday, May 18, 2005 at 11:59 P.M. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail